UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Front Avenue, Suite 502

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors.

NightHawk Radiology Holdings, Inc. (the “Company”) today announced that, effective June 16, 2009, Mr. Jeff Terrill was appointed to the Board of Directors (the “Board”) of NightHawk Radiology Holdings, Inc. (the “Company”). Mr. Terrill was also appointed to serve as a member of the Company’s Audit Committee and as a member of the Company’s Nominating & Governance Committee.

Mr. Terrill, 46, is an experienced healthcare executive, having served in several executive and senior leadership positions in the healthcare industry. From 2005 to the present, Mr. Terrill has served as CIGNA Healthcare’s Regional Vice President, Western Region. From 2000 to 2005, Mr. Terrill served as the President and General Manager of CIGNA Healthcare of Arizona. Prior to joining CIGNA, from 1996 to 2000, Mr. Terrill served as President and Chief Executive Officer of Scottsdale Healthcare’s PHO, an affiliation of more than 500 primary care and multi-specialty physicians and hospitals. Mr. Terrill received a bachelor of science degree in business from the University of Colorado.

Pursuant to a letter agreement between the Company and Mr. Terrill dated June 12, 2009, the Company committed to grant Mr. Terrill an initial equity grant with a value equal to $125,000, with the number of shares subject to the grant to be determined in accordance with the Company’s equity grant policies (the “Initial Grant”). The shares subject to the Initial Grant will vest over three (3) years, subject to Mr. Terrill’s continued service on the Board. Also pursuant to the letter agreement and the Board of Directors Compensation Policy, the Company notified Mr. Terrill that, beginning at the annual meeting of the Board held in connection with the Company’s 2010 annual stockholder meeting, and at each annual meeting thereafter during his service on the Board, he would be eligible to receive an additional annual equity grant, with a value expected to be equal to $125,000 (the “Annual Grant”). The Annual Grant would also vest over three (3) years, subject to Mr. Terrill’s continued service on the Board. The Initial Grant and the Annual Grant will be subject to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”) and the related grant agreements.

In addition, in accordance with the Board of Directors Compensation Policy, the Company will pay Mr. Terrill cash compensation in the amount of $4,000 per quarter during his service as a Board member, and an additional $1,000 for each board or committee meeting attended in person (or $500 for meetings attended by telephone). Finally, the Company is required to reimburse Mr. Terrill for all reasonable expenses in connection with his services to the Company.

A copy of the letter agreement between the Company and Mr. Terrill dated June 12, 2009 is attached to this Current Report as Exhibit 99.1.

A press release announcing the appointment of Mr. Terrill as a member of the Company’s Board was issued on June 17, 2009, a copy of which is being filed as Exhibit 99.2 to this Current Report and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Letter Agreement between the Company and Mr. Jeff Terrill dated June 12, 2009

99.2	Press release dated June 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter Agreement between the Company and Mr. Jeff Terrill dated June 12, 2009

99.2	Press release dated June 17, 2009